Exhibit 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 18, 2002, included in this Form 10-K, into Ramtron International Corporation's previously filed Registration Statement File Nos. 333-12265, 333-33554, 333-60594 and 333-66252 on Form S-8 and Registration
Statement File Nos. 33-80411, 333-19119, 333-47615, 333-87107, 333-95209 and
333-42106 on Form S-3.


/S/ Arthur Andersen
-------------------
Arthur Andersen
Denver, Colorado,
  March 29, 2002

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